SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2003

Chart Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11442	34-1712937
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

5885 Landerbrook Drive, Suite 205, Cleveland, Ohio 44124

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code:  (440) 753-1490

(Former Name or Former Address, if Changed Since Last Report)

Item 9.    Regulation FD Disclosure.

In connection with the ongoing proceedings of Chart Industries, Inc. (the “Company”) under Chapter 11 of the United States Bankruptcy Code, administered under Case No. 03-12114, the Company announced today that the United States Bankruptcy Court for the District of Delaware confirmed the Joint Prepackaged Plan of Reorganization, as amended (the “Plan”) which was originally filed by the Company and certain subsidiaries on July 8, 2003. The Company expects the Court to enter the confirmation order tomorrow and the Plan to become effective within the next two weeks.

Upon consummation of the Plan and the Company’s emergence from Chapter 11, the Company’s existing senior debt of approximately $255.7 million will be converted into a $120 million term loan and an initial 95% equity ownership position in the reorganized Company. The Company’s senior lenders also have agreed to convert the Company’s current $40 million debtor-in-possession financing facility into an amended and restated $40 million revolving credit exit facility. The Company’s existing shareholders will initially own 5% of the reorganized Company, with an opportunity to acquire up to an additional 5% of equity under certain conditions through the exercise of warrants. Pursuant to the terms of the Plan, all general unsecured creditors will be paid in full on their prepetition claims or otherwise have their prepetition claims reinstated.

A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

By:	/S/ MICHAEL F. BIEHL
Michael F. Biehl Chief Financial Officer and Treasurer

Date:  September 3, 2003

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EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press Release, dated September 3, 2003.

E-1